Exhibit 99

Form 3 - Joint Filer Information

Name:                                   TIAA Oil and Gas Investments, LLC

Address:                                730 Third Avenue
                                        New York, NY  10017

Designated Filer:                       ACTOIL, LLC

Issuer & Ticker Symbol:                 RSP Permian, Inc. (RSPP)

Date of Event Requiring
     Statement:                          January 16, 2014

Signature: /s/ Lisa M. Ferraro
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           Lisa M. Ferraro, President, on behalf of TIAA Oil and Gas
           Investments, LLC

Name:                                   Teachers Insurance and Annuity
                                        Association of America

Address:                                730 Third Avenue
                                        New York, NY  10017

Designated Filer:                       ACTOIL, LLC

Issuer & Ticker Symbol:                 RSP Permian, Inc. (RSPP)

Date of Event Requiring
     Statement:                         January 16, 2014

Signature: /s/ Lisa M. Ferraro
           ----------------------------------------------------------------
           Lisa M. Ferraro, Managing Director, on behalf of Teachers
           Insurance and Annuity Association of America